                         EXHIBIT 3(a)(i)
                   Certificate of Incorporation
                      Dated October 11, 1988
                     (Filed October 14, 1988)



















































                   CERTIFICATE OF INCORPORATION
                                OF
                         BT TELECOM, INC.

     The undersigned incorporator, a natural person over the age of eighteen years, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:
          1. Name. The name of the corporation is BT Telecom, Inc. (hereinafter referred to as the "Corporation").
          2. Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          3. Address; Registered Agent. The address of the Corporation's registered office is 229 South State Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.
          4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is Ten Million (10,000,000) shares, all of which shall be shares of Common Stock, par value of $.01 per share.
          5. Name and Address of Incorporator. The name and mailing address of the incorporator are: Nathaniel L. Corwin, Esq., 237 Park Avenue, New York, New York 10017.

          6. Indemnification and Exculpation. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware now if effect and as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law or (iv) for any transaction from which the director derived an improper personal benefit.
          7. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may, from time to time (after adoption by the undersigned of the original By-Laws of the Corporation) make, alter or repeal the By-Laws of the Corporation; provided, however, that any By-Laws made, amended or repealed by the Board of Directors may be amended or repealed, and any By-Laws may be made, by the stockholders of the Corporation.
          IN WITNESS WHEREOF, this Certificate has been signed on this 11th day of October, 1988.

                              NATHANIEL L. CORWIN, INCORPORATOR

                              ___________________________________
                              Nathaniel L. Corwin, Incorporator













                         EXHIBIT 3(a)(ii)

                   Certificate of Amendment of
                   Certificate of Incorporation
                      Dated October 25, 1989







































                    CERTIFICATE OF AMENDMENT
                                OF
                   CERTIFICATE OF INCORPORATION
                                OF
                         BT TELECOM, INC.


      BT TELECOM, INC. a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST:    That the Board of Directors of said
corporation, by the vote of a majority of the Directors present at a meeting held on August 4, 1989, at which a quorum was present, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation and directed its consideration by the stockholders:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article 1. thereof so that, as amended, said Article shall be and read as follows:

          1.   Name.     The name of the corporation is Versus
                         technology, Inc. (hereinafter referred to as the "Corporation").

          SECOND: That the aforesaid amendment was adopted by the vote of a majority of the stockholders of said corporation entitled to vote thereon at a special meeting of the stockholders of the corporation duly called and held upon notice in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, at which a quorum was present.

          THIRD:    That the aforesaid amendment was duly adopted
in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by Donald M. Hooton, its President and attested by Richard W. Haff, its Secretary this 25th day of October, 1989.

                                   BT TELECOM, INC.


                                   By:  DONALD M. HOOTON
                                      __________________________
                                        President
ATTEST:


By:  RICHARD W. HAFF
   ___________________________
     Secretary














                        EXHIBIT 3(a)(iii)


                   Certificate of Amendment of

                   Certificate of Incorporation

                      dated October 25, 1989


































                    CERTIFICATE OF AMENDMENT
                                OF
                   CERTIFICATE OF INCORPORATION


          VERSUS TECHNOLOGY, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST:    That the Board of Directors of said
corporation, by the vote of a majority of the Directors present at a meeting held on November 11, 1993, at which a quorum was present, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation and directed its consideration by the stockholders:

               RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article 4, thereof so that, as amended, said Article shall be and read as follows:

          4. Number of Shares. The aggregate number of shares which the corporation shall have the authority to issue is 25,000,000 shares, par value $.01 per share. The stated value applicable thereto is two hundred fifth thousand dollars ($250,000).

          SECOND: That the aforesaid amendment was adopted by the affirmative vote of a majority of the votes cast by all stockholders of said corporation entitled to vote thereon at a special meeting of the stockholders of the corporation duly called and held upon notice in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, at which a quorum was present.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by John Mischak, Jr., its President and attested by Richard W. Haff, its Secretary this 17th day of December, 1993.

                                   VERSUS TECHNOLOGY, INC.

                                       JOHN MISHAK, JR.
                                   By:___________________________
                                      John Mishak, Jr., President
ATTEST:

    RICHARD W. HAFF
By:___________________________
   Richard W. Haff, Secretary
